Exhibit 10.1

FORM OF

PERFORMANCE AWARDS AGREEMENT –

BRT REALTY TRUST

____________________

Name of Recipient:	______________
Number of AFFO Units:	______________
Number of Initial TSR Units:	______________
Number of Additional TSR Units:	______________

THIS PERFORMANCE AWARDS AGREEMENT (the “Agreement”, is made as of ________, 2016 between BRT Realty Trust, a Massachusetts business trust (the “Trust”), and ___________, (“Recipient”).

WHEREAS, the Compensation Committee of the Board of Trustees (“Committee”) has determined to grant, pursuant to BRT Realty Trust’s Amended and Restated 2016 Incentive Plan (the “Plan”), to the Recipient (i) Performance Awards in the form of restricted stock units payable upon the attainment by the Trust during the Performance Cycle of the Performance Goals established by the Committee as set forth herein and (ii) cash settled dividend equivalent rights, which are granted in tandem with the Units.

WHEREAS, these awards are subject to forfeiture and vesting as set forth herein.

NOW THEREFORE, the parties hereby agree as follows:

1.	Definitions. Capitalized terms used without being defined herein shall have the meanings given to such terms in the Plan or Exhibit A annexed hereto.

2.	Administration. The Performance Awards shall be administered by the Committee with the powers and authority set forth in the Plan.

3.	Terms of the Awards. Unless otherwise forfeited in accordance with this Agreement, including pursuant to Section 7 hereof, the number of Shares underlying Units that vest will be based on two different Performance Criteria measured over the Performance Cycle as provided in Sections 4 and 5 below: (i) compounded annual growth rate in AFFO, and (ii) compounded annual growth rate in TSR. The number of Units that vest based on satisfaction of the compounded annual growth rate in TSR is subject to adjustment based on a comparison of the Trust’s performance to the performance of its Peer Group’s compounded annual growth rate. In the case of fractions, the aggregate number of Shares underlying Units that vest shall be rounded down to the nearest whole integer.

4.	TSR Units Vesting on the Basis of Compounded Annual TSR Growth. (a) The number of Initial TSR Units that vest based on compounded annual TSR growth rate during the TSR Performance Cycle (and assuming that the initial value of a share is the closing price on March 10, 2016 of $6.61) will be determined in accordance with the following table:

	Compounded Annual TSR Growth Rate
	Null	Threshold	Target	Maximum
	<6%	6%	9%	12% and above
Number of Vested Initial TSR Units	0

In the event that compounded annual TSR growth rate falls between two levels in the above table, straight-line linear interpolation shall be used to determine the number of Initial TSR Units that vest.

(b) In the event that such growth rate in TSR is in the: (i) top quartile of the corresponding growth rate of its Peer Group over the corresponding period, the number of Additional TSR Units that vest shall equal 25% of the Initial TSR Units that vest (the “Peer Group Addition”); and (ii) bottom quartile of the corresponding growth rate of its Peer Group over the corresponding period, the number of Initial TSR Units that vest pursuant to Section 4(a) shall be reduced by 25% (the “Peer Group Diminution”; together with the Peer Group Addition, the “Peer Group Adjustment”).

(c) TSR shall be calculated in the manner the performance graph contemplated by Item 201(e)(i) of Regulation S-K is prepared.

5.	AFFO Units Earned on the Basis of the Compounded Annual AFFO Growth Rate. The number of AFFO Units that vest based on compounded annual growth rate in AFFO during the AFFO Performance Cycle will be determined in accordance with the following table:

	Compounded Annual Growth Rate in AFFO
	Null	Threshold	Target	Maximum
	<8%	8%	9%	10% and above
Number of Vested AFFO Units	0

The base AFFO which shall be used in measuring whether the applicable compounded annual growth rate is achieved shall be the AFFO for the three months ended March 31, 2016 (i.e., $3,590,000) and except as otherwise contemplated herein in connection with a DDR Event or Change of Control, the concluding AFFO shall be the AFFO for the three months ending March 31, 2021. In the event that such growth rate in AFFO falls between two levels in the above table, straight-line linear interpolation shall be used to determine the number of AFFO Units that vest.

6.	Determinations Made as of the Valuation Date.

(a) Promptly following March 31, 2021 (or within 60 days of a DDR Event and contemporaneously with a Change in Control), the Committee shall perform or cause to be performed, the necessary calculations to determine the number of Units earned by the Recipient as of such date pursuant to Sections 4 and 5, as applicable.

(b)  The Recipient shall have no rights to Units that vest pursuant to Sections 4 and 5, as applicable, above until the number of such Units are determined by the Committee; provided that any Units that vest will be deemed to have vested as of the Valuation Date for purposes of determining the Recipient’s rights hereunder. Any Units that do not vest pursuant to Sections 4 and 5 above shall, without payment of any consideration by the Trust, automatically and without notice terminate, be forfeited and be and become null and void as of the March 31, 2021 (or earlier, in accordance with this Agreement, including Section 7 hereof), and neither the Recipient nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Units or the underlying Shares.

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7.	Forfeiture. Upon a termination of the Recipient’s status as a Participant prior to March 31, 2021 for any reason other than a DDR Event or Change in Control, all Units that have not vested shall immediately terminate and be forfeited without consideration.

8.	Vesting Upon the Occurrence of a DDR Event or Change of Control.

(a) Notwithstanding the forfeiture provisions of this Agreement, including Sections 6 and 7 hereof, upon the occurrence of a DDR Event, subject to the satisfaction of the applicable Performance Criteria (proportionately adjusted to give effect to the reduction in the applicable Performance Cycle), a pro rata portion of Initial TSR Units and AFFO Units, as applicable, shall vest.

(b) Notwithstanding the forfeiture provisions of this Agreement, including Sections 6 and 7 hereof, and subject to the satisfaction of the Performance Criteria (proportionately adjusted to give effect to the reduction in the Performance Cycle), (i) the Initial TSR Units and AFFO Units shall vest upon a Change of Control if the effective date thereof is after September 30, 2019, and (ii) if the effective date of the Change of Control occurs prior to or on September 30, 2019, a pro rata portion of Initial TSR Units and AFFO Units shall vest upon such Change of Control.

(c) The number of Initial TSR Units that shall vest pursuant to Section 8(a) or (b) hereof shall be subject to the Peer Group Adjustment. The Peer Group Adjustment shall not be further adjusted to give effect to a reduction in the Performance Cycle.

(d) For the purposes of this Section 8, the pro rata portion of Initial TSR Units and AFFO Units that vest, subject to the satisfaction of the applicable Performance Criteria, as adjusted, shall equal the product obtained by multiplying the Initial TSR Units and AFFO Units, as applicable, by a fraction, the numerator of which is the number of days during the period beginning on the applicable Commencement Date and ending on the DDR Event or effective date of the Change of Control, as applicable, and the denominator of which is the number of days in the applicable Performance Cycle.

9.	Restrictions on Transfer. None of the Units granted hereunder shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) until after the date that the Units vest. Any attempted Transfer of Units not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Trust shall not reflect on its records any change in record ownership of any Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Units. This Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

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10.	Rights as a Shareholder; Dividend Equivalents. (a) The Recipient shall not have any rights of a shareholder with respect to the Shares underlying the Units unless and until the Units vest.

(b) The Recipient shall not be entitled to receive any dividends with respect to the Shares underlying the Units unless and until such Units vest. Within 60 days following the Committee’s determination of whether, and to what extent, the Performance Criteria has been achieved, the Company shall pay the Recipient in respect of each Unit that vests, an amount in cash equal to the aggregate amount of cash dividends that would have been paid in respect of the Shares underlying such vested Units had such Shares been issued to the Recipient on the applicable Commencement Date.

11.	Taxes. The Recipient shall be liable for any and all taxes, including withholding taxes, arising out of this grant, the vesting of Units and the issuance of Shares hereunder.

12.	Claw-back.

The Participant acknowledges and agrees that the grant of Awards, the issuance of Shares and the payment of dividends in connection with the dividend equivalent rights pursuant to this Agreement is subject to the applicable provisions of any claw-back policy implemented by the Trust, whether implemented prior to or after the grant of such Awards.

13.	Miscellaneous

(a) Neither this Agreement nor the granting or vesting of Units shall confer upon the Recipient any right to continue as an officer, trustee, employee of or consultant to, the Company or an affiliate, nor shall it interfere in any way with the right of the Company or an affiliate to terminate Participant’s relationship with at any time and for any reason whatsoever.

(b) The parties agree to execute such further documents and instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement, including without limitation the imposition of appropriate legends on the Shares and the issuance of “stop transfer” orders to implement the restrictions imposed herein.

(c) This Award shall be governed by the laws of the Commonwealth of Massachusetts (without regard to its choice of law principles) and applicable Federal law.

(d) Except as otherwise provided herein, in any event of any conflict between the provisions of the Plan and the provisions of this Award, the provisions of the Plan shall govern.

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BRT Realty Trust

By: _________________________

____________________________

Signature of Participant

____________________________

Name of Participant

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EXHIBIT A

Definitions

Capitalized terms used without being defined herein shall have the means ascribed to such terms by the Plan.

“AFFO” means funds from operations determined in accordance with the National Association of Real Estate Investment Trusts definition, less straight-line rent accruals, adding back restricted stock expense, amortization of deferred mortgage costs, property acquisition costs and adjusting for the impact of non-controlling interests and subject to any changes in generally accepted accounting principles applicable to the Trust.

“AFFO Performance Cycle” means the period from April 1, 2016 through March 31, 2021.

“AFFO Units” means the units so denominated at the beginning of this Agreement.

“Commencement Date” means, with respect to the TSR Units, the close of business on March 10, 2016, and with respect to the AFFO Units, April 1, 2016.

“DDR Event” means the death, Disability or Retirement of the Recipient.

“Initial TSR Units” means the units so denominated at the beginning of this Agreement.

“Peer Group” means the FTSE NAREIT Equity Apartment Index, excluding companies whose primary focus is the provision of housing for college and/or graduate students.

“Performance Cycle” means the AFFO Performance Cycle, the TSR Performance Cycle, or both, as applicable.

“TSR” means total shareholder return.

“TSR Performance Cycle” means the period beginning with the close of business on March 10, 2016 through March 31, 2021.

“Units” means the AFFO Units, the TSR Units and the Additional TSR Units.

“Valuation Date” means March 31, 2021, the date of a DDR Event or the effective date of a change of control, as applicable.

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